UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2020

COLONY CAPITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
515 South Flower Street, 44th Floor
Los Angeles, California 90071
(Address of Principal Executive Offices, Including Zip Code)
(310) 282-8820
Registrant’s telephone number, including area code:
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	CLNY	New York Stock Exchange
Preferred Stock, 7.50% Series G Cumulative Redeemable, $0.01 par value	CLNY.PRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	CLNY.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	CLNY.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	CLNY.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.

The information in Item 2.01 of this Current Report on Form 8-K regarding the Equity Roll and the Equity Roll Transaction Documents is hereby incorporated by reference herein to this Item 1.01.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On July 22, 2020, Colony Capital, Inc., a Maryland corporation (the "Company"), through certain of its affiliates, and CBRE Caledon Valhalla Aggregator Holdings LP, a Delaware limited partnership ("CBRE Caledon"), completed the acquisition from Vantage Data Centers Holdings, LLC, a Delaware limited liability company (“Stabilized VDC”), of an approximately 80% equity stake (the “Stabilized VDC Investment” and the related transactions, the “Investment Transactions”) in entities that own a diversified portfolio of 12 stabilized, hyperscale data centers in North America (the “Portfolio”) for approximately $1.21 billion (the “Purchase Price”), subject to certain adjustments. The Investment Transactions were completed further to the previously announced strategic partnership with Stabilized VDC, as further described in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2020 (the “July 13 8-K”). The Company’s portion of the Purchase Price was approximately $185.1 million, representing an approximate 12.3% of Stabilized VDC, with the remainder of the Purchase Price funded by certain institutional co-investors that signed subscription agreements with various Colony affiliates and CBRE Caledon.

In connection with the completion of the Investment Transactions, the Company entered into a series of agreements with Marc Ganzi, the Company's Chief Executive Officer and President, and Ben Jenkins, the Chairman and Chief Investment Officer of the Company’s digital segment, and their respective affiliates, pursuant to which Messrs. Ganzi and Jenkins invested approximately $8 million and $2 million, respectively, in the Stabilized VDC Investment alongside the Company, the co-investors and CBRE Caledon on the same economic terms (the “Equity Roll”). The amounts invested in the Equity Roll represented 40% of carried interest payments received by each of Messrs. Ganzi and Jenkins as a result of the Investment Transactions. The information in Item 1.01 under the heading “Certain Relationships between Affiliates” in the July 13 8-K is hereby incorporated by reference herein to this Item 2.01.

The Equity Roll was completed pursuant to the terms of (1) a joinder and amendment to letter agreement, dated July 22, 2020, by and among Digital Bridge Holdings, LLC, CC Valhalla Investor, LLC, Marc Ganzi, Ben Jenkins and the other parties named therein, (2) an assignment and contribution agreement, dated as of July 22, 2020, by and among Marc Ganzi, Ben Jenkins, MCG Analog, LLC, the Ganzi Extended Family Trust, BJJ Analog, LLC, DB Aviator Manager Rollover Holdings, L.P., DCR YieldCo Holdings, LP and DCR and Aviator Holdings GP, LLC, and (3) an amended and restated limited partnership agreement of DB Aviator Manager Rollover Holdings, L.P. dated as of July 22, 2020, by and among Colony Valhalla GP, LLC, Colony Capital Acquisitions, LLC, MCG Analog, LLC, Ganzi Extended Family Trust, BJJ Analog, LLC and Valhalla Management Holdings, LLC (collectively, the "Equity Roll Transaction Documents").
Item 9.01    Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Any financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
Any pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 28, 2020	COLONY CAPITAL, INC.

		By:	/s/ Jacky Wu
Jacky Wu
Chief Financial Officer and Treasurer